Exhibit 10.8

Business Operation Agreement

This Business Operation Agreement (the “Agreement”) is entered into on September 7, 2006 in Beijing, China among the following parties (the “Parties”):

Party A: Beijing Global Education & Technology Co., Ltd (“Beijing Global Education”)

Legal Address: 604A, Chuangye Square, No.2 Jingshuyuan Road, Haidian District, Beijing

Party B: Shanghai Global Career Education & Technology Holdings Limited (“Shanghai Global Career”)

Legal Address: Room 1703, No.98 Songhu Road, Yangpu District, Shanghai

Party C:

Zhang Xiaodong, ID No. 110108196710244966

Address: Room 6-1-1601, Weibojiayuan, Haidian District, Beijing

Zhang Yongqi, ID No. 4301021196802200537

Address: Room 6-1-1601, Weibojiayuan, Haidian District, Beijing

WHEREAS,

1. Party A is a wholly foreign-owned enterprise duly registered and validly existing in the PRC;

2. Party B is a limited liability company registered in the PRC;

3. Party A has established a business relationship with Party B by entering into the Exclusive Consulting and Services Agreement; under such agreement, Party B will pay service fees to Party A. As a result, the ordinary business operation of Party B will have a material impact on Party B’s capacity of making the payment of such fees.

4. Party C are the shareholders of Party B (hereinafter the “Shareholders”). Zhang Xiaodong owns 50% of the equity interest and Zhang Yongqi owns 50% of the equity interest.

NOW THEREFORE, the Parties of the Agreement through mutual negotiations, based on the principle of equality and mutual benefits, hereby agree as follows:

1.	Obligatory of Non-Action

To ensure Party B’s performance of the various operational agreements it enters into with Party A and to guarantee the obligations Party B undertakes in favour of Party A, the Shareholders hereby acknowledge and agree that Party B will not, without prior written consents from Party A or any parties delegated by Party A, conduct any transactions which might have a material adverse effect on its assets, businesses, personnel, obligations, rights or operations, including, without limitation, the following:

1.1	To conduct any activities beyond the ordinary business scope of the Company or to operate businesses in a way inconsistent with the past and usual practices of the Company;

1.2	To incur any loans from any third party or to assume any debts;

1.3	To change or dismiss any director or to remove any senior managers of the Company;

1.4	To sell to, procure from or dispose in any other manner with third parties any assets or rights with the value exceeding RMB 200,000, including but not limited to intellectual property rights;

1.5	To provide any form of guarantee for any third party through use of its assets or intellectual property rights or set up any encumbrance on assets of the Company;

1.6	To modify the articles of association (“AoA”) or change the business scope of the Company;

1.7	To alter the ordinary business operation procedures of the Company, or amend material internal regulations or system of the Company;

1.8	To assign the rights and obligations of the Agreement to any third party;

1.9	To materially adjust the business operation model, market promotion strategy, operation strategy or customer relation of the Company;

1.10	To distribute in any form profits or dividends.

2.	Management and Human Resource

2.1	Party B together with the Shareholders, hereby jointly agree to accept any suggestions and recommendations proposed by Party A from time to time, with regard to the appointment and dismissal of the company’s employees, the company’s daily operations and management and the company’s financial administrative system,, and to strictly implement such suggestions and recommendations.

2.2	Party B together with the Shareholders hereby jointly agree that the Shareholders shall, according to the provisions of the Company’s Article of Association and relevant laws and regulation, appoint or cause to be appointed such personnel as recommended by Party A to be the directors of Party B, and cause such directors to elect candidates as recommended by Party A to be the Chairman of the board and to appoint the candidates as designated by Party A as Party B’s General Manager, Chief Financial Officer, or other high ranking officers.

2.3	If any of the above directors or high ranking officers designated by Party A leaves Party A, either voluntarily or by Party A’s termination, he or she will be no longer eligible to hold any office in Party B. Under such circumstance, the Shareholders shall dismiss such officers immediately and appoint or cause to appoint such other persons as designated by Party A to take up such office in replacement.

2.4	For the purpose of Article 2.3, the Shareholders shall, pursuant to laws, article of association and this Agreement, comply with all necessary internal or external procedures to accomplish the above dismissing and appointing procedures.

2.5	Upon the execution of this Agreement, the Shareholders hereby agree to execute the power of attorney attached to this Agreement as Appendix 1, by which the Shareholders shall irrevocably authorize the persons designated by Party A to exercise on their behalf the shareholders’ rights and to exercise all of their respective voting rights as shareholders at Party B’s shareholder meeting. The Shareholder hereby further agrees to exchange such authorized individuals in such power of attorney at any time and as Party A requests.

3.	Other Clauses

3.1	If any agreement between Party A and Party B expires or terminates, Party A has the right to decide whether to terminate all other agreements between Party A and Party B, including but not limited to the Exclusive Consulting and Service Agreement.

3.2	In consideration of the business relation established between Party A and Party B by the conclusion of agreements such as the Exclusive Consulting and Service Agreement, the ordinary business operation of Party B will have a material impact on Party B’s capacity of making the payment of relevant fees. Each of the Shareholders agree to pay or transfer to Party A immediately when it obtains any dividends, allocation of profits or other income or interest (in whatever form) as the shareholder from Party B without any conditions, and to take all measures or actions that are necessary for the consummation of such payment or transfer in accordance with the instruction of Party A.

4.	The Entire Agreement and Amendment

4.1	The Agreement and any agreements or documents it has mentioned or explicitly contained constitute the entire agreement reached by and between the Parties concerning the subject matter described herein and replace any other oral and written agreements, contracts, understandings or communications concerning such subject matter by and between the Parties before the conclusion of this Agreement.

4.2	Any amendment or supplement of this Agreement shall become effective only if executed by the Parties in a written agreement. The agreements for the amendment and supplement of this Agreement after being duly executed by each Party shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

5.	Governing Law

The execution, validity, performance and interpretation of this Agreement and the settlement of any disputes shall be governed and construed in accordance with the PRC laws.

6.	Dispute Resolution

6.1	All disputes arising out of or in connection with this Agreement shall be conciliated friendly by and between the Parties. When the disputes could not be solved by conciliation, the disputes shall be settled by the China International Economic and Trade Arbitration Commission in accordance with rules currently effective of such arbitration commission. The place of arbitration shall be in Beijing. The language of the arbitration shall be in Chinese. The arbitration ruling shall be final and binding on all Parties.

6.2	Each Party shall perform, in bona fide, its respective obligations under the Agreement except for those matters that are subject to the disputes

7.	Notices

All notices by the Parties in the performance of the rights and obligations hereunder shall be in writing and shall be served by delivery in person, registered mail, postage prepaid mail, accepted courier service or facsimile transmission to the respective Parties at the following addresses:

Party A: Beijing Global Education & Technology Co., Ltd

Legal Address: 604A, Chuangye Square, No.2 Jingshuyuan Road, Haidian District, Beijing

Party B: Shanghai Global Career Education & Technology Holdings Limited

Legal Address: Room 1703, No.98 Songhu Road, Yangpu District, Shanghai

Party C:

Zhang Xiaodong, ID No. 110108196710244966

Address: Room 6-1-1601, Weibojiayuan, Haidian District, Beijing

Zhang Yongqi, ID No. 4301021196802200537

Address: Room 6-1-1601, Weibojiayuan, Haidian District, Beijing

8.	Effectiveness, Term and Others

8.1	Any written consent, suggestion, designation and other decisions of Party A which may materially affect the ordinary operation of Party B shall be made by the board of directors of Party A.

8.2	This Agreement shall be executed and become effective as of the date first above set forth. The term of this Agreement is 10 years starting from the effective date, unless early terminated by Party A. Before its expiration and upon the request of Party A, the term of this Agreement may be extended by both Parties in accordance with Party A’s request. The Parties may either conclude another Business Operation Agreement or continue performing this Agreement as the option of Party A.

8.3	Party B and the Shareholders may not terminate the Agreement during its term. Party A is entitled to terminate the Agreement at any time by a written notice to Party B and the Shareholders 30 days before the termination.

8.4	The Parties hereby confirm that the Agreement is concluded by both parties based on mutual benefits and is fair and reasonable.

If any provision of this Agreement is held to be invalid or unenforceable for its inconsistency with any laws, such provision shall deemed as having been deleted from this Agreement and become ineffective, but the legal effect of other provisions of this Agreement shall not be affected. Such provision shall also be treated as having never been included in this Agreement. The Parties shall negotiate to replace such provision with legal and effective provision acceptable by both parties.

8.5	If one Party doesn’t exercise any right, power or privilege hereunder, it cannot be deemed as a waiver of such right, power or privilege. Any single or partial exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege.

(THE SIGNATURE PAGE)

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by duly authorized representatives as of the date first written above.

Party A: Beijing Global Education & Technology Co., Ltd

Authorized Representative:

Party B: Shanghai Global Career Education & Technology Holdings Limited

Authorized Representative:

Party C:

Zhang Xiaodong

Zhang Yongqi